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                                                                  Exhibit 9.1(l)

                                AMENDMENT NO. 11

                            DATED AS OF JUNE 30, 2001

                                       TO

                             VOTING TRUST AGREEMENT

         Amendment No. 11 dated as of June 30, 2001 (the "Amendment"), by and between Richard Young, Sharon Conroy, Kinley Y. Moori, Rachel McConkey, and Vincent Young, as Trustee under the Agreement of Trust dated December 31, 1990 (the "Shareholders") and Vincent Young and Richard Young, as trustees (the "Trustees").

         WHEREAS, Shareholders are registered owners of trust certificates issued to them pursuant to that certain Voting Trust Agreement dated as of July 1, 1991, by and between the Shareholders and Trustees, as amended ("Voting Trust Agreement");

         WHEREAS, the Shareholders are owners and holders of Class B voting common stock of Young Broadcasting Inc., a Delaware corporation (the "Corporation");

         WHEREAS, the Shareholders entered into the Voting Trust Agreement to ensure continuity and stability of management of the Corporation and to protect their collective interests in the Corporation;

         WHEREAS, the term of the Voting Trust Agreement expires on July 1, 2001;

         WHEREAS, the Shareholders deem it advisable and in their best interests to extend the term of the Voting Trust Agreement pursuant to, and in accordance with, Section 5.01 of the Voting Trust Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

         FIRST: All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Voting Trust Agreement.

         SECOND: Exhibit A hereto lists the shares subject to the Voting Trust Agreement.

         THIRD: The term of the Voting Trust Agreement is hereby extended for a period of ten (10) years from the date hereof, and Section 5.01 of the Voting Trust Agreement shall be deemed to be amended to reflect the extension of the duration of the Voting Trust Agreement agreed to herein.

         FOURTH: This Amendment shall not affect the rights or obligations of the registered owners of trust certificates issued pursuant to the Voting Trust Agreement that are not parties hereto.

         FIFTH: Except as amended and modified hereby, the Voting Trust Agreement shall remain in full force and effect.

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         SIXTH: This Amendment may be executed in counterparts by the
Shareholders and the Trustees.

         SEVENTH: This Amendment shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

         IN WITNESS WHEREOF, the Shareholders and Trustees have executed this Amendment as of the day and year first above written.

                                            SHAREHOLDERS:


                                            ------------------------------
                                            Vincent Young, as Trustee under
                                            the Agreement of Trust dated
                                            December 31, 1990 F/B/O Alexander
                                            Young, Tyler Young, Margaret
                                            Young, and Kelly Young


                                            ------------------------------
                                            Richard Young


                                            -------------------------------
                                            Sharon Conroy


                                            -------------------------------
                                            Kinley Y. Moori


                                            -------------------------------
                                            Rachel McConkey


                                            TRUSTEES:


                                            -------------------------------
                                            Vincent Young


                                            -------------------------------
                                            Richard Young

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                          Exhibit A
                          ---------

Name of Stockholder                                     Number of Shares
-------------------                                     ----------------

Sharon Conroy                                                16,070

Richard Young                                                 6,042

Rachel McConkey                                               4,522

Kinley Y. Moori                                               4,522

Vincent Young, as Trustee under                               4,522
         the Agreement of Trust dated
         December 31, 1990 F/B/O Alexander Young

Vincent Young, as Trustee under                               4,522
         the Agreement of Trust dated
         December 31, 1990 F/B/O Tyler Young

Vincent Young, as Trustee under                               7,100
         the Agreement of Trust dated
         December 31, 1990 F/B/O Margaret Young

Vincent Young, as Trustee under                               7,100
         the Agreement of Trust dated
         December 31, 1990 F/B/O Kelly Young

                                                             54,400
                                                             ======